Exhibit 10.01
MARTEK BIOSCIENCES CORPORATION
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (“Agreement”) is effective as of  _____, 2009, by and between Martek Biosciences Corporation, a Delaware corporation (“Martek” or the “Company”), and  _____________ (“Indemnified Person”).
WHEREAS, Martek desires to attract and retain the services of highly qualified individuals, such as Indemnified Person, to serve Martek and its related entities;
WHEREAS, in order to induce Indemnified Person to continue to provide services to Martek as [an officer] [or] [a member of the Board of Directors] and in order to provide Indemnified Person with specific contractual assurance that indemnification will be available to Indemnified Person regardless of, among other things, any amendment or revocation of Martek’s Certificate of Incorporation or any acquisition transaction relating to Martek, Martek wishes to provide for the indemnification of, and the advancement of expenses to, Indemnified Person to the maximum extent permitted by law;
WHEREAS, Martek’s Certificate of Incorporation requires indemnification of officers and directors of Martek, and the Indemnified Person may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) or other provisions of law;
WHEREAS, Martek’s Certificate of Incorporation and the DGCL expressly provide that their respective indemnification provisions are not exclusive, and contemplate that Martek, on the one hand, and members of the Board of Directors, officers and other persons, on the other hand, may enter into contracts with respect to indemnification;
WHEREAS, Martek and Indemnified Person recognize the significant amount of corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the cost, availability and scope of coverage of liability insurance has been limited;
WHEREAS, Martek’s Board of Directors has determined that it is in the best interests of the Company’s stockholders for the Company to be able to attract and retain highly qualified persons such as the Indemnified Person and that increased certainty of protection afforded by this Agreement is a reasonable, necessary and prudent act to help ensure that persons such as the Indemnified Person will serve and continue to serve the Company free from undue concern that they will not be indemnified or have expenses associated with claims advanced;
WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided for in Martek’s Certificate of Incorporation and any resolutions adopted pursuant to it, or in any other provision of law, and it shall not substitute for, diminish or abrogate any rights of the Indemnified Person under such other source of indemnification right; and

WHEREAS, in view of the considerations set forth above, Martek desires that Indemnified Person shall be indemnified and advanced expenses by Martek as set forth herein;
NOW, THEREFORE, Martek and Indemnified Person hereby agree as set forth below.
1. Certain Definitions. As used in this Agreement:
(a) “Board of Directors” shall mean the Board of Directors of Martek.
(b) “Board Member” shall mean an individual (i) elected by stockholders of Martek or (ii) appointed by members of its Board of Directors to serve on its Board of Directors.
(c) “Change in Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Martek or any successor in interest to Martek, whether through the ownership of voting securities, by contract or otherwise. A rebuttable presumption of a Change in Control shall be created by any of the following that first occur after the date of this Agreement (and Martek shall bear the burden of proof to overcome such presumption): (i) any “person” (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, or other entity, whether or not incorporated), or “group” of persons (as defined in Sections 13(d) and14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes, after the date of this Agreement, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any two (2) year period, individuals who constitute the Board of Directors at the beginning of such period, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board of Directors caused by retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the Board of Directors; (iii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person; (iv) the Company consolidates with, or merges with or into another entity, or any entity consolidates with, or merges with or into, the Company, in which the owners of outstanding voting stock of the Company immediately prior to such consolidation or merger do not represent at least a majority of the voting power in the surviving entity after the consolidation or merger; or (v) the stockholders of the Company approve a plan of liquidation or dissolution.
(d) “Claim” shall mean any request made by Indemnified Person to the Company under this Agreement for indemnification or reimbursement of Expenses or for an Expense Advance.
(e) “Corporate Status” describes the status of a person who is or was a Board Member, officer, employee or agent of the Company or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprises which such person was or is serving at the request of Martek.

(f) “Covered Event” shall mean any Proceeding in which Indemnified Person was, is or reasonably and in good faith believes he [or she] will be involved as a party or otherwise by reason of the fact of the Indemnified Person’s Corporate Status, by reason of any action taken by Indemnified Person or of any action on his [or her] part while acting in his [or her] Corporate Status, or by reason of the fact that he [or she] was serving at the request of Martek as a Board Member, officer, employee, agent or fiduciary of any other enterprises, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or Expense Advance is sought under this Agreement.
(g) “Expenses” shall mean any and all expenses including: (i) (A) reasonable attorneys’ fees and other costs, expenses and obligations customarily incurred in connection with investigating, defending, being a witness in or participating in (including on appeal and including the premium and other costs relating to any cost, supersedes or other appeal bond), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, arbitration, alternative dispute resolution mechanism, hearing, inquiry or investigation, and (B) judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by Martek, which approval shall not be unreasonably withheld), so long as such expenses relate to a Covered Event, and (ii) any federal, state, local or foreign taxes imposed on the Indemnified Person as a result of the actual or deemed receipt of any payments under this Agreement.
(h) “Expense Advance” shall mean a payment to Indemnified Person pursuant to Section 3 of Expenses in advance of the settlement of or final judgment in any action, suit, proceeding, arbitration, or alternative dispute resolution mechanism, hearing, inquiry or investigation.
(i) “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall be experienced in matters of corporation law and who shall not have otherwise performed services for Martek or Indemnified Person within the last five years (other than with respect to matters concerning the rights of Indemnified Person under this Agreement, or of other Indemnified Persons under similar indemnity agreements).
(j) “Proceeding” means any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation (whether designated by the investigative agency as a formal investigation or otherwise), inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature; provided, however, that the term Proceeding shall not include any action, suit or arbitration initiated by Indemnified Person to enforce Indemnified Person’s rights under this Agreement.
(k) References to “Martek” shall include, in addition to Martek, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Martek. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees, agents or fiduciaries such that if Indemnified Person is or was a director, officer, manager, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, partner (general or limited), member, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, employee benefit plan, trust or other enterprises, Indemnified Person shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnified Person would have with respect to such constituent corporation if its separate existence had continued.

(l) References to “other enterprises” shall include employee benefit plans sponsored by Martek or made available by Martek to the Company’s employees; references to “fines” shall include any excise taxes assessed on Indemnified Person with respect to an employee benefit plan; and references to “serving at the request of Martek” shall include any service as a Board Member, officer, employee, agent or fiduciary of Martek that imposes duties on, or involves services by, such Board Member, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnified Person acted in good faith and in a manner Indemnified Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnified Person shall be deemed to have acted in a manner “not opposed to the best interests of Martek” as referred to in this Agreement.
(m) “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors (and in the event of a Change in Control, approved by the Indemnified Person, which approval shall not be unreasonably withheld), in accordance with applicable law to review Martek’s obligations under this Agreement and applicable law. Subject to the provisions of Section 2(d), the Reviewing Party may include a member or members of the Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnified Person is seeking indemnification.
(n) “Section” refers to a section of this Agreement unless otherwise indicated.
2. Indemnification.
(a) Indemnification of Expenses. Subject to the provisions of Section 2(b) below, Martek shall indemnify Indemnified Person for Expenses to the fullest extent permitted by law if Indemnified Person was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Covered Event arising out of a Proceeding, if with respect to the Covered Event, Indemnified Person acted in good faith and in a manner he [or she] reasonably believed to be in or not opposed to the best interests of Martek and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the case of Proceedings by or in the right of the Company, Indemnified Person shall not be indemnified for Expenses in respect of any Covered Event, or issue or matter that is part of a Covered Event as to which Indemnified Person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, Indemnified Person is fairly and reasonably entitled to indemnification for such Expenses as the Delaware Court or such other court shall deem proper.
(b) Review of Indemnification Obligations. Notwithstanding Section 2(a), if any Reviewing Party determines that indemnification of Indemnified Person under this Agreement would constitute a violation of applicable law (a “Negative Determination”), (i) Martek shall have no further obligation under Section 2(a) to make any payments to or on behalf of Indemnified Person not made prior to the Negative Determination, and (ii) Martek shall be entitled to reimbursement from Indemnified Person (who hereby agrees to reimburse Martek) for all Expenses paid to or on behalf of Indemnified Person that are encompassed by the Negative Determination (the “Negative Determination Expenses”). This Section 2(b) is subject to the following: If, within thirty days of notice of a Negative Determination, Indemnified Person has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnified Person is entitled to be indemnified under this Agreement or applicable law, any Negative Determination shall not be binding; and Martek shall continue to advance Expenses and Indemnified Person shall not be required to reimburse Martek for any Negative Determination Expenses until a final judicial determination is made (as to which all rights of appeal have been exhausted or lapsed) concerning Indemnified Person’s entitlement to indemnification under this Agreement or applicable law. Any Negative Determination must be issued in writing. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to make a determination concerning Indemnified Person’s entitlement to indemnification for a particular Claim prior to final disposition of a Covered Event, including all appeals.
(c) Indemnified Person Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that indemnification of Indemnified Person would, in whole or in part, constitute a violation of applicable law, Indemnified Person shall have the right to commence litigation in the Delaware Court seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefore. Subject to the provisions of Section 15, Martek hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on Martek and Indemnified Person.
(d) Selection of Reviewing Party; Change in Control. Upon request of Indemnified Person, the Board of Directors shall select a Reviewing Party. If a Change in Control (other than a Change in Control that has been approved by a majority of the Board of Directors who were Board Members immediately prior to such Change in Control) has occurred, any Reviewing Party with respect to all issues, disputes or other matters that arise after the Change in Control and that concern the rights of Indemnified Person to indemnification of Expenses under this Agreement or any other agreement or under Martek’s Certificate of Incorporation as now or hereafter in effect, or under any other applicable law, shall, if Indemnified Person so requests, be Independent Legal Counsel selected by Indemnified Person and approved by Martek (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to Martek and Indemnified Person as to whether and to what extent indemnification of Indemnified Person would constitute a violation of applicable law; and Martek and Indemnified Person agree to abide by such opinion (subject to the right to judicial review of the decision pursuant to Section 2(c)). Martek agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify such counsel against expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of this Agreement or its engagement pursuant to the Agreement. Notwithstanding any other provision of this Agreement, Martek shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnified Person, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnified Persons unless (i) Martek otherwise determines or (ii) any Indemnified Person shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnified Persons.
(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that Indemnified Person has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Covered Event, Indemnified Person shall be indemnified against all reasonable Expenses incurred by Indemnified Person in connection with the Covered Event.

(f) Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnified Person is, by reason of his status with the Company, a witness in connection with any Proceeding to which Indemnified Person is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
3. Expense Advances.
(a) Obligation to Make Expense Advances. Upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amounts if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified therefore by Martek hereunder under applicable law, Martek shall make Expense Advances to Indemnified Person.
(b) Form of Undertaking. Any obligation to repay any Expense Advances hereunder pursuant to a written undertaking by the Indemnified Person shall be unsecured and may be accepted without reference to financial ability to make the repayment and no interest shall be charged thereon.
4. Procedures for Indemnification and Expense Advances.
(a) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by Martek to or on behalf of the Indemnified Person pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as reasonably practicable after written demand by Indemnified Person therefor is presented to Martek, but in no event later than thirty (30) days after such written demand by Indemnified Person is presented to Martek. Once notice of a Claim is given pursuant to Section 4(b) in a manner that identifies an attorney retained by the Indemnified Person in connection with the Claim, the presentation by such attorney of an invoice for services rendered shall constitute a written demand for payment and no separate demand from the Indemnified Person for payment of each invoice is necessary; provided, however, that the invoices presented include sufficient detail as to the services rendered to permit the Company or its insurers the ability to assess the reasonableness of the Expense Advance requested. The payment obligation under this Section 4(a) shall apply without regard to whether the Company may have insurance or indemnity rights applicable to all or a portion of any Expense Advance.
(b) Notice/Cooperation by Indemnified Person. Indemnified Person shall give Martek notice in writing as soon as practicable of any Covered Event made against Indemnified Person for which a Claim, will or could be sought under this Agreement; provided, however, that the failure to so notify Martek shall not relieve Martek of its obligations under this Agreement except to the extent that Martek can demonstrate that such failure has materially prejudiced Martek. Notice to Martek shall be directed to the Chief Executive Officer and the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as Martek shall designate in writing to Indemnified Person). In addition, each of the Indemnified Person and Martek shall give the other party such information related to a Covered Event and cooperation as the other party may reasonably require and as shall be within such party’s power. Without limiting the generality of this cooperation obligation, Indemnified Person shall work reasonably with the Company to manage Expenses, and such cooperation may be considered in assessing the reasonableness of Expenses that are the subject of a Claim; provided, however, that nothing in this sentence shall be construed to undermine the purpose of this Agreement or prejudice Indemnified Person or to purport to modify the professional obligations of Indemnified Person’s legal counsel. Among examples of actions that Indemnified Person agrees to consider to help manage Expenses include (i) being represented jointly with the Company and/or other directors, officers, employees or agents of the Company, (ii) being represented by shadow counsel while publicly remaining part of a larger group of persons being jointly represented, and (iii) seeking advance approval from appropriate representatives of the Company before retaining expert witnesses or consultants, or undertaking large projects such as the preparation of an evidence database. Nothing in this cooperation obligation shall be construed to require either the Company or Indemnified Person to compromise or violate any legal, ethical or contractual obligation or otherwise limit legal rights that the party otherwise has. Indemnified Person shall cooperate with reasonable requests from the Company necessary to obtain appropriate recovery under the Company’s insurance programs, including without limitation directors’ and officers’ liability and fiduciary liability insurance policies.
(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Covered Event by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnified Person failed to meet any particular standard of conduct or lacked any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. Neither the failure of any Reviewing Party to determine whether Indemnified Person has met any particular standard of conduct or had any particular belief, nor a Reviewing Party’s actual determination that Indemnified Person has failed to meet such standard of conduct or lacked such belief, shall serve, prior to the commencement of legal proceedings by Indemnified Person to secure a judicial determination that Indemnified Person should be indemnified under this Agreement or under applicable law, as a defense to Indemnified Person’s Claim or create a presumption that Indemnified Person has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnified Person is entitled to be indemnified and/or to receive Expense Advances under this Agreement and under applicable law, the burden of proof shall be on Martek to establish that Indemnified Person is not so entitled. Notwithstanding the absence of any presumption created by a Reviewing Party’s determination, nothing in this Section 4(c) shall otherwise limit the admissibility into evidence of documents or testimony related to the Reviewing Party’s work, including without limitation any report issued by the Reviewing Party, documents or other materials relied upon by the Reviewing Party or testimony from the Reviewing Party.
(d) Notice to Insurers. If, at the time of the receipt by Martek of a notice of a Claim pursuant to Section 4(b) hereof, Martek has liability insurance in effect which may cover such Claim, Martek shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. Martek shall thereafter take all reasonable, necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnified Person, all amounts payable as a result of such Claim in accordance with the terms of such policies. Upon written request from Indemnified Person, Martek shall provide copies of all insurance policies that arguably afford coverage for a Claim.

(e) Selection of Counsel. Martek shall have the right to approve Indemnified Person’s selection of counsel with respect to any Covered Event (which approval shall not be unreasonably withheld). In the event Martek shall be obligated under this Agreement to satisfy a Claim, Martek, if appropriate, shall be entitled to assume the defense of such Covered Event with counsel approved by Indemnified Person (which approval shall not be unreasonably withheld) upon the delivery to Indemnified Person of written notice of Martek’s election to do so. After delivery of such notice, approval of such counsel by Indemnified Person and the retention of such counsel by Martek, Martek will not be liable to Indemnified Person under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnified Person with respect to the same Covered Event; provided, that, (i) Indemnified Person shall have the right to employ Indemnified Person’s separate counsel in any such Covered Event at Indemnified Person’s expense and (ii) if (A) the employment of separate counsel by Indemnified Person has been previously authorized by Martek, (B) Indemnified Person shall have reasonably concluded that there may be a conflict of interest between Martek and Indemnified Person in the conduct of any such defense, (C) Indemnified Person shall have reasonably concluded that Indemnified Person’s interests and those of Martek may be inconsistent, or (D) Martek shall not continue to retain such counsel to defend such Covered Event, then the fees and expenses of Indemnified Person’s separate counsel shall be Expenses for which Indemnified Person may receive indemnification or Expense Advances hereunder.
(f) Settlements. Martek shall not be liable to indemnify Indemnified Person under this Agreement for any amounts paid in settlement of any Covered Event agreed or entered into without Martek’s written consent. Martek shall not settle any Covered Event in any manner that would impose any penalty or limitation on Indemnified Person or that would require the acknowledgment of any wrongdoing by Indemnified Person without Indemnified Person’s written consent. Neither Martek nor Indemnified Person will unreasonably withhold consent to a proposed settlement of a Covered Event.
5. Additional Indemnification Rights; Nonexclusivity.
(a) Scope. Martek hereby agrees to indemnify the Indemnified Person to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, Martek’s Certificate of Incorporation or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a director, officer, employee, agent or fiduciary, it is the intent of the parties to this Agreement that Indemnified Person shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or a director, officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations under this Agreement except as set forth in Section 11(a) hereof.
(b) Nonexclusivity. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnified Person may be entitled under Martek’s Certificate of Incorporation or bylaws, any other agreement, any vote of stockholders or disinterested Board Members, the DGCL or otherwise. The indemnification and the payment of Expense Advances provided for under this Agreement shall continue as to Indemnified Person for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnified Person may have ceased to serve in such capacity.
6. No Duplication of Payments. Martek shall not be liable under this Agreement to make any payment in connection with any Covered Event made against Indemnified Person to the extent Indemnified Person has otherwise actually received payment from or on behalf of Martek (under any insurance policy, provision of Martek’s Certificate of Incorporation or otherwise) of the amounts otherwise payable hereunder.

7. Partial Indemnification. If Indemnified Person is entitled under any provision of this Agreement or otherwise to indemnification by Martek for some or a portion of Expenses incurred in connection with any Covered Event, but not, however, for all of the total amount thereof, Martek shall nevertheless indemnify Indemnified Person for the portion of such Expenses to which Indemnified Person is entitled. Allocation between indemnifiable and non-indemnifiable Expenses shall be determined by the parties in good faith negotiations based on the relative exposure to Indemnified Person of the indemnifiable as compared with the non-indemnifiable Expenses.
8. Mutual Acknowledgment. Both Martek and Indemnified Person acknowledge that in certain instances, federal law or applicable public policy may prohibit Martek from indemnifying its Board Members, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnified Person understands and acknowledges that Martek has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of Martek’s right under public policy to indemnify Indemnified Person.
9. Liability Insurance. To the extent such coverage is obtainable on commercially reasonable terms in Martek’s discretion, Martek shall maintain directors’ and officers’ liability insurance or fiduciary liability insurance applicable to [Board Members], [officers], [key employees, agents or fiduciaries], and Indemnified Person shall be covered by such policies in such a manner as to provide Indemnified Person the same rights and benefits as are provided to the most favorably insured of [Board Members] [or] [Martek’s officers] [or] [Martek’s key employees, agents or fiduciaries]. Upon any Change in Control, Martek shall obtain continuation and/or “tail” coverage for Indemnified Person to the extent such coverage is obtainable at such time at reasonable cost in the context of the market for directors and officers insurance as such market has existed over the five years prior to the Change in Control.
10. Exceptions. Notwithstanding any other provision of this Agreement, Martek shall not be obligated pursuant to the terms of this Agreement:
(a) Excluded Action or Omissions. To indemnify or make Expense Advances to Indemnified Person with respect to Covered Events arising out of acts, omissions or transactions for which Indemnified Person is prohibited from receiving indemnification under the DGCL or other applicable law.
(b) Claims Initiated by Indemnified Person. To indemnify or make Expense Advances to Indemnified Person with respect to Covered Events initiated or brought voluntarily by Indemnified Person and not by way of defense, counterclaim or cross-claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under Martek’s Certificate of Incorporation (all as now or hereafter in effect) relating to a Claim, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL.

(c) Lack of Good Faith. To indemnify Indemnified Person for any Expenses incurred by the Indemnified Person with respect to any action instituted (i) by Indemnified Person to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnified Person as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of Martek to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnified Person in such action was not made in good faith or was frivolous.
(d) Claims Under Section 16(b). To indemnify Indemnified Person for Expenses and the payment of profits arising from the purchase and sale by Indemnified Person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Martek), spouses, domestic partners, heirs and personal and legal representatives. Martek shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of Martek, by written agreement in form and substance satisfactory to Indemnified Person, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Martek would be required to perform if no such succession had taken place. This Agreement shall continue in effect until, and will terminate upon, the later of: (a) ten (10) years after the date that Indemnified Person shall have ceased to serve as [a Board Member] [director] [officer] [employee] [agent] or [fiduciary] of Martek or of any other enterprises at Martek’s request, or (b) one (1) year after the final termination of any Proceeding related to a Covered Event (including final termination of any appeal) or of any action commenced by Indemnified Person and contemplated by Section 13 of this Agreement to enforce or interpret any terms of this Agreement or any liability insurance policy maintained by Martek.
13. Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnified Person under this Agreement or under any liability insurance policies maintained by Martek to enforce or interpret any of the terms hereof or thereof, Indemnified Person shall be entitled to be indemnified for Expenses customarily and reasonably incurred by Indemnified Person with respect to such action (including, without limitation, reasonable attorneys’ fees), regardless of whether Indemnified Person is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnified Person as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnified Person shall be entitled under Section 3 to receive payment of Expense Advances with respect to such action. In the event of an action instituted by or in the name of Martek under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnified Person shall be entitled to be indemnified for Expenses customarily and reasonably incurred by Indemnified Person in defense of such action (including without limitation costs and expenses incurred with respect to Indemnified Person’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnified Person in such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnified Person shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery; (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked; (iii) if sent by third-party courier with delivery prepaid, on the next business day after shipment; or (iv) if by electronic mail, on the next business day after shipment. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
15. Consent to Jurisdiction. Martek and Indemnified Person each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Delaware Court in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.
16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions (including any provision within a Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable; and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
17. Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws.
18. Subrogation. In the event of payment under this Agreement, Martek shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnified Person. Indemnified Person agrees to execute all documents and to perform all acts that may be reasonably necessary to secure such rights and to enable Martek effectively to bring suit to enforce such rights.
19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision (whether or not similar), nor shall such a waiver with respect to a particular Claim constitute a continuing waiver applicable to any other Claim.

20. Integration and Entire Agreement. This Agreement, together with the indemnification provisions that may be included in the Company’s Certificate of Incorporation and Bylaws, sets forth the entire understanding between the parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties. To the extent of any conflict between the provisions of the Company’s Certificate of Incorporation or Bylaws, on the one hand, and this Agreement, on the other hand, the conflict shall be resolved in a manner that provides to Indemnified Person the greater degree of indemnification for Expenses or Expense Advance, consistent with applicable law.
21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnified Person any right to be retained in the employ of Martek or any of its subsidiaries or affiliated entities.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

MARTEK BIOSCIENCES CORPORATION

By:

Name:
Title:
Address:

E-mail:

AGREED TO AND ACCEPTED

INDEMNIFIED PERSON:

By:

(Signature)
Name:
(Print Name)
Address:

E-mail: